United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2024

Sustainable Projects group Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54875	81-5445107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Tankedraget 7, Aalborg	DK-9000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 305-814-2915

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2024, Sustainable Projects Group Inc. (the “Company”) received and acknowledged the resignation of Kristian Jensen from his position as a member of the Board of Directors, effective February 1, 2024.

Mr. Jensen has indicated that his resignation is due to the increasing demands of his primary role as the CEO of Green Power Denmark, which has limited his ability to dedicate the necessary time to fulfill his responsibilities to the Company. There have been no disagreements between Mr. Jensen and the Company relating to the Company’s operations, policies, or practices that resulted in Mr. Jensen’s decision to resign.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSTAINABLE PROJECTS GROUP INC.

Date:February 2, 2024	By:	/s/ Sune Mathiesen
Sune Mathiesen
Chairman, President and Chief Executive Officer